SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014
Galaxy Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30653	20-8143439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6980 O’Bannon Drive, Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 939-3254

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, William A. Zender was appointed to serve as a member of our Board of Directors (the “Board”), effective May 1, 2014. Mr. Zender, age 59, has extensive experience in the gaming industry, with more than 35 years of gaming operations and consulting experience. Mr. Zender was awarded the “Lifetime Achievement Award” at the 2014 World Game Protection Conference for his invaluable contributions and generous dedication to the casino industry.

A graduate of the University of Nevada at Las Vegas, Mr. Zender earned a Bachelor’s Degree in Hotel Administration in 1976 and a Masters Degree in Business from the University of Phoenix in 2004. For the period of 1979 to 1981, Mr. Zender became an Enforcement Agent with the Nevada Gaming Control Board. In 1982, Mr. Zender performed various consulting services and continued such consulting through various times during his career. In 1988, Mr. Zender became the Asian Games Manager at the famous Desert Inn Casino in Las Vegas until 1989 when he became the Casino Manager for the Maxim Hotel and Casino, also in Las Vegas. In 1991, Mr Zender was the Games Manager at Artichoke Joe’s Casino in San Bruno, California.

Mr. Zender returned to Las Vegas in 1992 and until 1997, was the Vice President and Owner of the Aladdin Hotel and Casino. In 1998, Mr. Zender managed the Ladbrokes Casino in San Pablo. In 2005, Mr. Zender became Consultant and Owner of Last Resort Consulting until 2007 at which time he began performing consulting services full time through Bill Zender and Associates, LLC.

His credentials include authoring seven books on gambling and gaming management and is currently a monthly contributor to Casino Enterprise Management Magazine.

In connection with his appointment to the Board, Mr. Zender was granted an award of 75,000 shares of our common stock. These shares will be issued and vested immediately upon the effectiveness of his appointment on May 1, 2014. We will also provide additional compensation to Mr. Zender, subject to continued service on the Board. We will provide annual cash compensation of $30,000 to be paid in quarterly installments on the last day of each quarter. Mr. Zender will also receive meeting fees for attending all official Board meetings in excess of four (4) in-person meetings and eight (8) telephonic meetings per year of $1,000 per in-person and $250 for telephonic meetings. Furthermore, Mr. Zender will receive options to purchase 25,000 shares of common stock, granted quarterly and vested immediately, with a strike price equal to the closing price on last day of previous quarter. The exercise life of the options shall be five (5) years from date of grant or ninety (90) days from date of separation, whichever is less.

Except as set forth above, our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Additionally, on April 1, 2014, the Company issued a press release regarding Mr. Zender’s appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the Board of Directors Service Agreement the Company has executed with Mr. Zender is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Board of Directors Service Agreement with Williams A. Zender executed March 28, 2014
99.1	Press release dated April 1, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Gaming, Inc.

/s/ Gary A. Vecchiarelli

Gary A. Vecchiarelli
Chief Financial Officer

Date: April 2, 2014

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